Exhibit 10.23
RETIREE MEDICAL PLAN
Eligibility
Limited to Chairman of the Board & Chief Executive Officer and their spouses. Effective on date of retirement
Medicare
Retiree must sign up for Medicare Parts A & B.
Medicare will be primary payer.
Medicare Supplement Plan
Company will purchase Medicare Supplemental Coverage.
Supplement Plan is Secondary Payer
Recommend California Blue Cross Classic Plan J
Price for Classic Plan J (Effective 3/1/04)

Cost
Age	Member & Spouse
65-69	$583/mo.
70-74	$648/mo.
75+	$758/mo.
Note: It is Ken Tratner’s opinion that this fully insured benefit is not taxable income for the retiree.
Executive Supplemental Medical Reimbursement Insurance
Company will purchase Executive Medical Reimbursement Insurance Plan
Executive Plan is Tertiary Payer
Recommend Exec-u-Care program:
Expenses not paid by Medicare and Medicare Supplement Plans are paid by Executive Plan to a maximum annual benefit of $100,000 per year and $10,000 per year maximum for any one occurrence.
Pricing for Exec-U-Care:
Minimum cost: $250 administrative charge
Maximum cost: $27,600 (paid at the rate of 110% of submitted claims to the maximum cost)